VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (“Agreement”) is made and entered into by and between Sherry Xue Li (the “Holder”), a shareholder of Buyonate, Inc. (the “Corporation”), and Hailong Liu (the “Voting Trustee”) as of July 9, 2010.

RECITALS:

WHEREAS, the Holder owns an aggregate of 11,556,288  shares (the “Shares”) of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) as of the date hereof; and

WHEREAS, pursuant to a Call Option Agreement dated as of the date hereof between the Voting Trustee and the Holder, the Voting Trustee has the right to acquire all of the Holder’s Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and obligations set forth herein, the parties agree as follows:

1.    Voting Trust.

1.1.        Creation of Voting Trust. The Voting Trustee, is hereby appointed voting trustee under the voting trust created by this Agreement. During the term of this Agreement, the Voting Trustee shall act as voting trustee in respect to the Shares, with all the powers, rights and privileges and subject to all the conditions and covenants hereinafter set forth.

1.2.        Deposit of Shares. Within ten days after the execution and delivery of this Agreement, the Holder will assign and transfer, or cause to be assigned and transferred, to the Voting Trustee all of the Shares. The Holder shall deliver to the Voting Trustee the certificates representing such Shares, duly endorsed in blank or accompanied by stock powers or other instruments of assignment duly executed in blank, free and clear of any liens, claims, encumbrances or other rights of third parties.

1.3.        Issue of Share Certificates to Voting Trustee. The stock certificates representing the Shares shall be surrendered by the Voting Trustee to the Corporation and cancelled, and new certificates representing the Shares shall be issued by the Corporation to and in the name of the Voting Trustee, and the fact that such certificates are issued pursuant to this Agreement shall appear on their face and shall be noted by the Corporation on its stock transfer records. The Voting Trustee is authorized and empowered to cause to be made any further transfers of the Shares which may become necessary through the occurrence of any change of persons holding the office of Voting Trustee.

1.4.        Acceptance of Trust. The Voting Trustee accepts the trust created hereby in accordance with all of the terms and conditions contained in this Agreement. The Shares shall be held by the Voting Trustee for the purposes of and in accordance with this Agreement, and none of the Shares, or any interest therein, shall be sold or otherwise disposed of, pledged or encumbered by the Voting Trustee, except as provided in this Agreement and in the Call Option Agreement dated as of the date herein to which the Shares are subject (the “Option”).

2.    Dividends and Distributions.

2.1.        Dividends or Distributions Payable in Cash or Other Property. The Voting Trustee shall, from time to time, pay or cause to be paid to Holder, his pro rata share of any dividends or distributions payable in cash or property, other than voting stock of the Corporation, collected by the Voting Trustee upon the Shares deposited hereunder. For the purpose of making any such payment, or for any other purpose, the Voting Trustee may, in his discretion, fix such date as they may reasonably determine as a record date for the determination of persons entitled to any payments or other benefits hereunder, or order their transfer books closed for such period or periods of time as they shall deem proper.

2.2.        Share Dividends or Distributions. The Voting Trustee shall receive and hold, subject to the terms of this Agreement, any voting stock of the Corporation issued in respect of the Shares by reason of any recapitalization, share dividend, split, combination or the like.

3.    Matters Relating to Administration of Voting Trust; Voting.

3.1.        Action by Voting Trustee. The Voting Trustee shall possess and be entitled, subject to the provisions hereof, in his discretion, to exercise all the rights and powers of absolute owners of all Shares, including, but without limitation, the right to receive dividends on Shares, and the right to vote, consent in writing or otherwise act with respect to any corporate or shareholders' actions. Such corporate or shareholders' actions include, but are not limited to, any increase or reduction in the stated capital of the Corporation, any classification or reclassification of any of the shares as now or hereafter authorized into preferred or common stock or other classes of shares with or without par value, any amendment to the Articles of Incorporation or Bylaws, any merger or consolidation of the Corporation with other corporations, any sale of all or any part of its assets, and the creation of any mortgage or security interest in or lien on any property of the Corporation. It is expressly stipulated that no voting right shall pass to others by or under this Agreement, or by or under any other express or implied agreement.

3.2.        Indemnification. The Holder shall indemnify and hold the Voting Trustee harmless from and against any and all liabilities, losses, costs, and expenses, including reasonable attorneys' fees, in connection with or arising out of the administration of the voting trust created by this Agreement or the exercise of any powers or the performance of any duties by the Voting Trustee as herein provided or contemplated, to the fullest extent permitted under the law.

4.    Dissolution of Corporation. In the event of the dissolution or total or partial liquidation of the Corporation, whether voluntary or involuntary, the Voting Trustee shall receive the monies, securities, rights or property to which the Holder of Shares is entitled, and shall distribute the same to the Holder.

5.    Reorganization of Corporation. In case the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with such transfers the term “Corporation” for all purposes of this Agreement shall be taken to include such successor corporation, and the Voting Trustee shall receive and hold under this Agreement any voting stock of such successor corporation received on account of the ownership, as Voting Trustee hereunder, of Shares held hereunder prior to such merger, consolidation or transfer.

6.    Termination; Release of Shares. This Agreement shall have the same term as the Option and shall terminate only upon the termination of the Option.

7.    Amendments. This Agreement may be amended or terminated at any time by an instrument in writing duly executed and acknowledged by the Holder and the Voting Trustee.

8.    Miscellaneous.

8.1.        Benefits of this Agreement; Survival. The terms of this Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the Holder, the Voting Trustee, and their respective successors and assigns.

8.2.        Notice. Any notice, request, offer, acceptance or other communication permitted or required to be given hereunder to the Holder or the Voting Trustee shall be sent by certified mail or by courier service, return receipt requested, or hand-delivered to such person at the address set forth below:

Holder:
Sherry Xue Li
87 Dennis Street Garden City Park, NY 11040

Voting Trustee:
Hailong Liu
Building 3, Binhe District, Longhe East Road, Lu’an City,
Anhui Province, PRC

or at such other addresses as may be established by notice hereunder. Any notice so given shall be deemed effective at the time of delivery indicated on the duly completed postal service or courier receipt or when hand-delivered.

8.3.        Severability. In case any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, neither the validity nor the enforceability of the remainder of this Agreement shall be in any way affected.

8.4.        Descriptive Headings; Gender. The headings in this Agreement are for the convenience of reference only and shall not limit or otherwise affect the provisions hereof. The use of the masculine gender shall be deemed to include the feminine and neuter gender.

8.5.        Counterparts of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

8.6.        Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York.

[Signature Page Follows]

The respective parties have caused this Agreement to be executed as of the date first above written.

Voting Trustee:

Hailong Liu

Holder:

Sherry Xue Li